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                                                                     EXHIBIT 4.4



                              DECLARATION OF TRUST
                         OF ILLINOIS POWER FINANCING II

      This Declaration of Trust, dated as of March 18, 2002 (this "DECLARATION"), among (i) Illinois Power Company, an Illinois corporation, as sponsor (the "SPONSOR"), (ii) BNY Midwest Trust Company, an Illinois trust company, as property trustee (the "PROPERTY TRUSTEE"), (iii) Bank of New York (Delaware), a Delaware banking corporation, as trustee (the "DELAWARE TRUSTEE"), and (iv) J. Kevin Blodgett, as administrative trustee (each of such trustees in (ii) through (iv) a "TRUSTEE" and collectively, the "TRUSTEES"). The Sponsor and the Trustees hereby agree as follows:

                  1. The trust created hereby (the "TRUST") shall be known as "Illinois Power Financing II" in which name the Trustees, or the Sponsor to the extent provided herein, may engage in the transactions contemplated hereby, make and execute contracts, and sue and be sued.

                  2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. The Trust hereby acknowledges receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 DEL. C. Section 3801, ET SEQ .(the "BUSINESS TRUST ACT"), and that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

                  3. The Sponsor and the Trustees will enter into an amended and restated Declaration of Trust, satisfactory to each such party and substantially in the form included as an exhibit to the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the preferred securities and common securities of the Trust referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery of any licenses, consents or approvals required by applicable law or otherwise.

                  4. The Sponsor, as sponsor of the Trust, is hereby authorized, in its discretion, (i) to prepare and file with the Securities and Exchange Commission (the "COMMISSION") and to execute, in the case of the 1933 Act Registration Statement and 1934 Act Registration Statement (as herein defined), on behalf of the Trust, (a) a Registration Statement (the "1933 ACT REGISTRATION STATEMENT"), including the prospectus included therein, all pre-effective and post-effective amendments thereto and any registration statements filed subsequent thereto under Rule 462(b) promulgated under the Securities Act of 1933, as amended (the "1933 ACT"), relating to the registration under the 1933 Act of the preferred securities of the Trust, (b) any preliminary prospectus or prospectus or supplement thereto relating to the preferred securities of the Trust required to be filed pursuant to the 1933 Act, and (c) a Registration

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Statement on Form 8-A or other appropriate form (the "1934 ACT REGISTRATION
STATEMENT"), including all pre-effective and post-effective amendments thereto relating to the registration of the preferred securities of the Trust under the Securities Exchange Act of 1934, as amended (the "1934 ACT"), and such other forms or filings as may be required by the 1933 Act, the 1934 Act, or the Trust Indenture Act of 1939, as amended, in each case relating to the preferred securities of the Trust; (ii) to prepare and file with the New York Stock Exchange or other exchange, or the National Association of Securities Dealers ("NASD"), and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the preferred securities of the Trust to be listed on the New York Stock Exchange or such other exchange, or the NASD's Nasdaq National Market; (iii) to file and execute on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents that shall be necessary or desirable to register, or establish the exemption from registration of, the preferred securities of the Trust under the securities or "Blue Sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable; (iv) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the preferred securities of the Trust; and (v) to execute, deliver and perform on behalf of the Trust one or more underwriting agreements with one or more underwriters, purchase agreements, dealer manager agreements, escrow agreements and other documents and agreements, in each case relating to the offering of the preferred securities of the Trust.

      In the event that any filing referred to in this Section 4 is required by the rules and regulations of the Commission, the New York Stock Exchange or other exchange, NASD, or state securities or "Blue Sky" laws to be executed on behalf of the Trust by the Trustees, the Trustees, in their capacity as trustees of the Trust, are hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Trustees, in their capacity as trustees of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the New York Stock Exchange or other exchange, NASD, or state securities or "Blue Sky" laws.

                  5. This Declaration may be executed in one or more counterparts.

                  6. The number of trustees of the Trust initially shall be three (3) and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of trustees of the Trust; provided, however, that to the extent required by the Business Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty (30) days' prior notice to the Sponsor.


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                  7. The Delaware Trustee, in its capacity as trustee of the
Trust, shall not have the powers or duties of the Trustees set forth herein (except as may be required under the Business Trust Act) and shall be a trustee hereunder for the sole and limited purpose of fulfilling the requirements of
Section 3807 of the Business Trust Act.

                  8. The Sponsor hereby agrees to (i) reimburse the Trustees for all reasonable expenses (including reasonable fees and expenses of counsel and other experts), and (ii) indemnify, defend and hold harmless the Trustees and any of the officers, directors, employees and agents of the Trustees (the "INDEMNIFIED PERSONS") from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, "EXPENSES"), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Declaration, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Sponsor shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.

                  9. The Trust may be dissolved and terminated before the issuance of the preferred securities of the Trust at the election of the Sponsor.

                  10. This Declaration shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws of principles).




                            [SIGNATURE PAGE FOLLOWS]


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      IN WITNESS WHEREOF, the parties hereto have caused this Declaration to be duly executed as of the day and year first above written.


                                    ILLINOIS POWER COMPANY, as Sponsor

                                    By:       /s/ J. Kevin Blodgett
                                          ----------------------------------
                                          Name:   J. Kevin Blodgett
                                          Title:  Assistant Secretary

                                    BNY MIDWEST TRUST COMPANY,
                                    as Property Trustee


                                    By:       /s/ J. Bartolini
                                          ----------------------------------
                                          Name:   J. Bartolini
                                          Title:  Vice President


                                    THE BANK OF NEW YORK (DELAWARE),
                                    as Delaware Trustee


                                    By:       /s/ William T. Lewis
                                          ----------------------------------
                                          Name:   William T. Lewis, SUP
                                          Title:


                                    Name:     /s/ J. Kevin Blodgett
                                          ----------------------------------
                                    as Administrative Trustee


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